Exhibit 10.4

2005 Intrado Board of Directors Compensation

This document describes the compensation plan for Intrado’s non-employee, independent Board of Directors as approved by the Compensation Committee and authorized by the Board.

Initial Service Grant

At the discretion of the Compensation Committee, newly appointed Board members may be granted an equity compensation award on the date the individual joins the board, provided the individual has not been previously employed by Intrado.  This award shall be in such form and such amount as determined from time to time by resolution of the Compensation Committee.  This equity-based compensation is granted pursuant to the Discretionary Option Grant Program, which is part of the 1998 Stock Incentive Plan.  This Initial Grant is paid in addition to the applicable annual fees for board and committee meetings.

Long-Term Incentive Compensation

Board members will be entitled to participate in the Company’s Long Term Incentive Program.

Annual Fee for Service on the Board of Directors

Each Board member shall receive an annual service fee of $26,000 payable in four equal installments on the last business day of each quarter ($6,500 per quarter).

Annual Fee for Service on the Audit Committee

Each Audit Committee member shall receive an annual service fee of $8,000 payable in four equal installments on the last business day of each quarter ($2,000 per quarter).  The Committee Chair will receive an annual Chair Fee of $10,000, also payable quarterly ($2,500 per quarter), in addition to the annual Committee payment.

Annual Fee for Service on the Compensation Committee

Each Compensation Committee member shall receive an annual service fee of $4,000 payable in four equal installments on the last business day of each quarter ($1,000 per quarter).  The Committee Chair will receive an annual Chair Fee of $8,000, also payable quarterly ($2,000 per quarter), in addition to the annual Committee payment.

Annual Fee for Service on the Corporate Governance Committee

Each Corporate Governance Committee member shall receive an annual service fee of $4,000 payable in four equal installments on the last business day of each quarter ($1,000 per quarter).  The Committee Chair will receive an annual Chair Fee of $8,000, also payable quarterly ($2,000 per quarter), in addition to the annual Committee payment.

Annual Fee for Service as Lead Director

The Lead Director shall receive an annual service fee of $5,000.  This fee is payable in four equal installments on the last business day of each quarter ($1,250 per quarter).

Special Committees and Assignments

For participation on special committees, members will not receive compensation.  The Compensation Committee has ongoing authority to grant additional compensation for special assignments completed by Directors.

Pro Rata Payment

If a Director only serves on the Board for a portion of a quarter, the retainer fee will be paid on a pro rata basis according to the number of days served.  For example, if a Director serves on the Board from April 1, 2005 through May 14, 2005, the Director will receive a $3,142.86 fee for Board service (44/91 of $6,500), payable on the last business day in June.

Likewise, if a Director moves from one committee to another mid-quarter, the fee for service on each committee will be pro rated according to the number of days served on the respective committee.  For example, if a Director moves from the Audit Committee to the Corporate Governance Committee on May 1, 2005, the retainer fee for the Audit Committee service will be $681.32 (31/91 of $2,000), and the fee for the Corporate Governance Committee service will be $670.33 (61/91 of $1,000), totaling $1,351.65 payable the last business day in June.

Method of Payment

Compensation for all Annual Fees payable herein will be paid in the form of stock grants.

Valuation Methods

The number of shares to be issued as compensation for service is determined by dividing the dollar amount of compensation payable for the given quarter by the last sale price of Intrado’s stock on the last trading day of the quarter. The resulting amount shall be rounded down to the nearest whole share.

Deferred Compensation

Under Intrado’s Nonqualified Deferred Compensation Plan, Directors may choose to defer all or part of their annual compensation.  Participants may opt in or out of the deferred compensation plan at the beginning of each calendar year or as may otherwise be provided by law or regulation.

Reimbursement of Director Expenses

Directors are also reimbursed for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board and Committees of the Board.